Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion on Amendment No. 2 of Form S-1/A of our report dated April 11, 2019 on the consolidated financial statements of Hash Labs, Inc. for the year ended December 31, 2018.

We consent to the reference to our firm under caption "Experts" in the registration statement.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

July 30, 2019